UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2014

TECHNE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-17272	41-1427402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

614 McKinley Place NE Minneapolis, MN	55413
(Address of Principal Executive Offices)	(Zip Code)

(612) 379-8854

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On April 1, 2014, Techne Corporation (the “Company”), Research and Diagnostic Systems, Inc. (“R&D”), a Minnesota corporation and wholly-owned subsidiary of the Company, and Cayenne Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and wholly-owned subsidiary of R&D, entered into an Agreement of Investment and Merger (the “Agreement”) with CyVek, Inc., a Delaware corporation (“CyVek”), and Citron Capital Limited, as Stockholders’ Agent. Pursuant to the terms of the Agreement, on April 2, 2014, R&D invested $10 million in CyVek and received shares of Common Stock representing 19.99% of the outstanding voting stock of CyVek. In connection with this investment, R&D became a party to CyVek’s existing investor agreements and will have an observer seat on CyVek’s Board of Directors.

If, within 12 months of the date of the Agreement (subject to a 90 day extension in the discretion of R&D), CyVek meets commercial milestones related to the sale, lease or license of its CyPlex analyzer product to at least 10 separate customers and the sale of at least 500 of its CyPlex cartridges, R&D will acquire CyVek through the merger of Merger Sub with and into CyVek, with CyVek surviving the merger as a wholly-owned subsidiary of R&D (the “Merger”). The Merger is also contingent upon the accuracy of certain representations and warranties of the parties as of the date of the Merger and other customary closing conditions. The stockholders of CyVek have approved the Merger, and certain stockholders of CyVek have executed agreements to continue to support the Merger and granted proxies to R&D to vote their shares in favor of the Merger and against alternative proposals.

If the Merger is consummated, R&D will make an initial payment of $60 million to the other stockholders of CyVek, of which $6 million will be placed in escrow for 15 months to secure indemnity obligations of such stockholders. The purchase price payable at the closing of the Merger may be adjusted based on the final levels of cash, indebtedness and transaction expenses of CyVek as of the closing. R&D will also pay CyVek’s other stockholders up to $35 million based on the revenue generated by CyVek’s products and related products before the date that is 30 months from the closing of the Merger, subject to acceleration upon certain change of control and breach of covenant events. R&D will also pay CyVek’s other stockholders 50% of the amount, if any, by which the revenue from CyVek’s products and related products exceeds $100 million in calendar year 2020. Techne and R&D will be subject to certain restrictions on the transfer of the business acquired from CyVek and related assets until January 1, 2021.

Certain CyVek stockholders will be subject to non-solicitation obligations for three years following the closing of the Merger and non-compete obligations for five years following the closing of the Merger.

This description of the material terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending June 30, 2014.

A copy of the press release announcing the investment is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

99.1	Press Release, dated April 4, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNE CORPORATION

Date: April 4, 2014	By:	/s/ Charles R. Kummeth
Charles R. Kummeth
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated April 4, 2014.